Exhibit (b)(4)

AMENDMENT NO. 3 TO MULTI-YEAR CREDIT AGREEMENT

     This Amendment No. 3 to Multi-Year Credit Agreement (this “Agreement”) dated as of March 10, 2004 is made by and among THE TORO COMPANY, a Delaware corporation (“Toro”), the SUBSIDIARY BORROWERS (as defined in the Credit Agreement, defined below), TORO CREDIT COMPANY, a Minnesota corporation (“Credit” and together with Toro and the Subsidiary Borrowers, the “Companies”), BANK OF AMERICA, N.A., in its capacity as administrative agent (in such capacity, the “Agent”) and each of the Banks (as defined in the Credit Agreement, defined below) signatory hereto.

W I T N E S S E T H:

     WHEREAS, the Companies, the Agent and the Banks have entered into that certain Multi-Year Credit Agreement dated as of February 22, 2002, as amended by that certain Amendment No. 1 to Multi-Year Credit Agreement dated December 11, 2002 and by that certain Amendment No. 2 to Multi-Year Credit Agreement dated July 9, 2003 (as hereby further amended and as from time to time hereafter further amended, modified, supplemented, restated, or amended and restated, the “Credit Agreement”; the capitalized terms as used in this Agreement not otherwise defined herein shall have the respective meanings given thereto in the Credit Agreement), pursuant to which the Banks have made available to the Companies a revolving credit facility (including a letter of credit facility and a swing line facility); and

     WHEREAS, the Companies have requested that the Credit Agreement be amended to permit additional repurchases of Toro stock, and the Agent and the Banks have agreed so to amend the Credit Agreement on the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the premises and further valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Amendment to Credit Agreement. Subject to the terms and conditions set forth herein, the Credit Agreement is hereby amended as follows:

(a) Section 7.10 of the Credit Agreement is hereby amended by deleting the text of such provision in its entirety and substituting in lieu thereof the following:

“Section 7.10 Use of Proceeds. Each Company shall use the proceeds of the Loans for (a) general working capital needs and capital expenditures and (b) to replace and refinance outstanding indebtedness under the Existing Facilities, (c) subject to the proviso below, the purchase or other acquisition by Toro of shares of its capital stock and related preferred stock purchase rights to the extent permitted by Section 8.7(c), and (d) other lawful corporate purposes, other than, directly or indirectly, (i) for purposes of undertaking an Acquisition or Joint Venture in contravention of any Requirement of Law or of any Loan Document, (ii) to purchase or carry Margin Stock, (iii) to repay or otherwise refinance indebtedness of any Company or others incurred to purchase or carry Margin Stock, (iv) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (v) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act; provided, however, that notwithstanding clauses (ii) through (v) above, Toro may use proceeds of Loans as described in clause (c) above so long as either (x) the Margin Stock so acquired is promptly retired following the purchase or other acquisition thereof or (y) at all times and after giving effect to each such purchase or acquisition, not more than twenty five percent (25%) of the total assets of the Companies and their Subsidiaries on a consolidated basis are represented by Margin Stock owned by the Companies and their Subsidiaries on a consolidated basis.”;

(b) Section 8.4 of the Credit Agreement is hereby amended by (i) deleting “and” at the end of clause (f) thereof, (ii) deleting “.” at the end of clause (g) thereof and substituting in lieu thereof “; and”, and (iii) adding the following new clause (h):

     “(h) Purchases by Toro of shares of its capital stock and associated rights to purchase shares of Toro’s preferred stock pursuant to Toro’s shareholder rights plan to the extent permitted by Sections 7.10 and 8.7(c).”

(c) Section 8.7 of the Credit Agreement is hereby amended by deleting clause (c) therefrom and inserting the following in lieu thereof the following new clause (c):

     “(c) Toro may declare and pay cash dividends to its stockholders and purchase, redeem or otherwise acquire shares of its capital stock or warrants, rights or options to acquire any such shares for cash up to an amount equal to (A) the sum of (i) 50% of the consolidated net income of Toro and its Subsidiaries arising after October 31, 2001 and computed on a cumulative consolidated basis, plus (ii) $50,000,000, plus (B) to the extent utilized solely to purchase, redeem or otherwise acquire shares of its capital stock and associated rights to purchase shares of Toro’s preferred stock pursuant to Toro’s shareholder rights plan, an additional $175,000,000; provided, that, immediately after giving effect to any such proposed action, no Default or Event of Default would exist; and”

(d) Section 4(d) of Exhibit C, the Form of Compliance Certificate, is amended by (i) amending the line denoted “Amount $            ” to read

“Total Amount $            ”, and

(ii) amending the line immediately below the line described in clause (i) to read as follows:

“Amount utilized for repurchases of Toro stock $            ”.

     2. Conditions Precedent. The effectiveness of this Agreement and the amendments to the Credit Agreement herein provided are subject to the satisfaction of the following conditions precedent:

     (a) The Agent shall have received each of the following documents or instruments in form and substance reasonably acceptable to the Agent:

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     (i) ten (10) original counterparts of this Agreement, duly executed by the Companies, the Agent, and the Required Banks, together with all schedules and exhibits thereto duly completed;

     (ii) such other documents, instruments, opinions, certifications, undertakings, further assurances and other matters as the Agent shall reasonably require.

     (b) all fees and expenses payable to the Agent and the Banks (including the fees and expenses of counsel to the Agent) invoiced to date, including all fees associated with this Agreement, shall have been paid in full.

     3. Reaffirmation by each of the Companies. Each of the Companies hereby consents, acknowledges and agrees to the amendments of the Credit Agreement set forth herein.

     4. Representations and Warranties. In order to induce the Agent and the Banks to enter into this Agreement, each of the Companies represents and warrants to the Agent and the Banks as follows:

     (a) The representations and warranties in Article VI of the Credit Agreement (after giving effect to this Agreement) and in each of the other Loan Documents to which such Company is a party are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date;

     (b) There does not exist any pending or threatened action, suit, investigation or proceeding in any court or before any arbitrator or Governmental Authority that purports (A) to have a Material Adverse Effect on any of the Companies or their Subsidiaries, or (B) to affect any transaction contemplated under this Agreement or any Loan Document or the ability of any Company to perform its respective obligations under this Agreement or any Loan Document;

     (c) There has occurred since October 31, 2003, no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect or a material adverse change in or a material adverse effect upon the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise), or prospects of Toro and its Subsidiaries taken as a whole; and

     (d) No Default or Event of Default has occurred and is continuing.

     5. Entire Agreement. This Agreement, together with all the other Loan Documents (collectively, the “Relevant Documents”), sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relative to such subject matter. No promise, condition, representation or warranty, express or implied, not herein set forth shall bind any party hereto, and not one of them has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made

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by any party to the other. None of the terms or conditions of this Agreement may be changed, modified, waived or canceled orally or otherwise, except as permitted pursuant to Section 12.1 of the Credit Agreement.

     6. Full Force and Effect of Agreement. Except as hereby specifically amended, modified or supplemented, the Credit Agreement and all other Loan Documents are hereby confirmed and ratified in all respects by each party hereto and shall be and remain in full force and effect according to their respective terms.

     7. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.

     8. Governing Law. This Agreement shall in all respects be governed by, and construed in accordance with, the laws of the state of New York.

     9. Enforceability. Should any one or more of the provisions of this Agreement be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

     10. References. All references in any of the Loan Documents to the “Credit Agreement” shall mean the Credit Agreement, as amended hereby.

     11. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Companies, the Agent and each of the Banks, and their respective successors, assigns and legal representatives; provided, however, that no Company, without the prior consent of the Required Banks, may assign any rights, powers, duties or obligations hereunder.

     12. Expenses. The Companies agree to pay to the Agent all reasonable out-of-pocket expenses incurred or arising in connection with the negotiation and preparation of this Agreement.

[Signature pages follow.]

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 3 to Multi-Year Credit Agreement to be made, executed and delivered by their duly authorized officers as of the day and year first above written.

THE TORO COMPANY

By:

Name:

Title:

TORO CREDIT COMPANY

By:

Name:

Title:

TORO INTERNATIONAL COMPANY

By:

Name:

Title:

TOVER OVERSEAS, B.V.

By:

Name:

Title:

TORO FACTORING COMPANY LIMITED (formerly TORO FACTORING COMPANY, N.V.)

By:

Name:

Title:

Signature Page 1 of 9

TORO MANUFACTURING LLC

By:

Name:

Title:

EXMARK MANUFACTURING COMPANY INCORPORATED

By:

Name:

Title:

Signature Page 2 of 9

BANK OF AMERICA, N.A., as Administrative Agent

By:

Name:

Title:

Signature Page 3 of 9

BANK OF AMERICA, N.A., as Issuing Bank, Swing Line Bank and a Bank

By:

Name:

Title:

Signature Page 4 of 9

WELLS FARGO BANK, NATIONAL ASSOCIATION as a Bank

By:

Name:

Title:

Signature Page 5 of 9

THE BANK OF NEW YORK, as a Bank

By:

Name:

Title:

Signature Page 6 of 9

HARRIS TRUST AND SAVINGS BANK, as a Bank

By:

Name:

Title:

Signature Page 7 of 9

U.S. BANK NATIONAL ASSOCIATION, as a Bank

By:

Name:

Title:

Signature Page 8 of 9

SUNTRUST BANK, as a Bank

By:

Name:

Title:

Signature Page 9 of 9